Exhibit 3.1

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VENTURE GLOBAL, INC.

Venture Global, Inc. (the “Corporation”), a corporation organized under the laws of Delaware, hereby certifies as follows:

A. The name of the corporation is Venture Global, Inc. The original name of the Corporation was Venture Global Holdings, Inc. On September 19, 2023, the Corporation filed the original Certificate of Incorporation with the Secretary of State of the State of Delaware. On September 25, 2023, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On January 17, 2024, the Corporation filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name to Venture Global, Inc.

B. This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been duly approved by the written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

C. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Venture Global, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The registered agent of the Corporation is The Corporation Trust Company. The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

ARTICLE III

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

A. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is [•] consisting of (a) [•] shares of Class A common stock with a par value of $0.01 per share (“Class A Common Stock”), and [•] shares of Class B common stock with a par value of $0.01 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) and (b) [•] shares of preferred stock with a par value of $0.01 per share (“Preferred Stock”).

Upon the Effective Time, each share of Class A Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be reclassified as, and shall be converted into [•] shares of fully paid and non-assessable Class A Common Stock (the “Stock Split”), without any action by the holder thereof.

Each share of Class A Common Stock held of record by VGP or any VGP Entity immediately after the effectiveness of the Stock Split shall be converted into one fully paid and non-assessable share of Class B Common Stock, without any action by the holder thereof or the Corporation, and each other share of Class A Common Stock shall remain as such.

B. Common Stock.

The rights, powers, preferences, privileges, restrictions and other matters relating to Common Stock are as follows:

(a)	Identical Rights.

(1)

Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, share ratably and be identical in all respects as to all matters, including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation.

(2)

If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will concurrently therewith be proportionately reclassified, subdivided or combined in a manner that maintains the same proportionate equity ownership and relative voting rights between the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock on the record date for such reclassification, subdivision or combination; provided, however, that, notwithstanding anything in this Certificate of Incorporation to the contrary, shares of one such class may be reclassified, subdivided or combined in a different or disproportionate manner if such reclassification, subdivision or combination is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.

(b)	Voting.

(1)

(i) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder, and (ii) each holder of Class B Common Stock, as such, shall be entitled to ten votes for each share of Class B Common Stock held of record by such holder, in each case, on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(2)

The number of authorized shares of any class of capital stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of any certificate of designations). Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock. For the avoidance of doubt, subject to the rights of the holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to this Certificate of Incorporation.

(3)

Except as required by law or in this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and not as separate classes on any matter submitted to a vote of, or required to be voted on by, holders of Common Stock.

(4)	There shall be no cumulative voting.

(c)	Dividend Rights.

(1)

Subject to the prior rights of holders of any classes and series of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(2)

Any dividends paid to the holders of shares of Common Stock shall be paid pro rata to the holders of Common Stock ratably on an equal priority, pari passu basis among the holders of Common Stock as a single class; provided, however, that (i) dividends payable in shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) may be declared and paid to the holders of Class A Common Stock without the same dividend being declared and paid to the holders of Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date, (ii) dividends payable in shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) may be declared and paid to the holders of Class B Common Stock without the same dividend being declared and paid to the holders of Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date and (iii)

dividends payable in shares of any other class or series of securities of the Corporation or any other Person (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) may be declared and paid to the holders of shares of Common Stock on a different or disproportionate basis if the only differences are in voting power and such other differences that are substantially equivalent (as determined by the Board of Directors) to the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights. Furthermore, the Board of Directors may pay a different or disproportionate dividend per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) that would otherwise be prohibited by the immediately preceding sentence, if such different or disproportionate dividend is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.

(d)

Liquidation. In the event of a Liquidation Event, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed to the holders of Common Stock ratably on an equal priority, pari passu basis among the holders of Common Stock as a single class, unless different or disproportionate treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.

(e)	Merger, Consolidation or Other Transaction.

(1)

In the case of any distribution or payment in respect of the shares of Common Stock, or any payment or delivery of any consideration into which such shares are converted or exchanged, in each case upon any merger, consolidation or conversion of the Corporation with or into any other entity, or any other transaction having an effect on stockholders substantially similar to that resulting from a merger, consolidation or conversion of the Corporation with or into any other entity, such distribution, payment, or consideration that the holders of shares of Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on an equal priority, pari passu basis among the holders of Common Stock as a single class; provided, however, that any or all of such shares of any or all of such classes may (but shall not be required to) receive, or have the right to elect to receive, different or disproportionate consideration in connection with any such merger, consolidation, conversion or other transaction if (x) in the case of any such distribution, payment or consideration in the form of securities, the only differences are in voting power and such other differences that are substantially equivalent (as determined by the Board of Directors) to the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of Class A Common Stock and Class B Common Stock or (y) such merger, consolidation, conversion or other transaction is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.

(2)

For the avoidance of doubt, any distribution, payment or consideration for purposes of this Article IV, Section B(e) shall not be deemed to include (i) any amount or consideration to be paid to or received by a holder of Common Stock pursuant to any indemnification, employment, consulting, severance or similar services arrangement, whether or not entered into in connection with a transaction described in Article IV, Section B(e)(1), or (ii) a negotiated agreement between a holder of Common Stock with any counterparty (or Affiliate thereof) to a transaction described in Article IV, Section B(e)(1) wherein such holder is contributing, selling, transferring or otherwise disposing of shares of the Corporation’s capital stock to such counterparty (or Affiliate thereof) as part of a “rollover” or similar transaction that is in connection with such transaction.

(f)	Conversion of Class B Common Stock.

(1)

Optional Conversion of Class B Common Stock. At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock. Each holder of Class B Common Stock who elects to convert any share of Class B Common Stock into a share of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Corporation or any transfer agent for Class B Common Stock, or notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation or its transfer agent or, in the case of lost, stolen or destroyed certificates, on the date of delivery to the Corporation or its transfer agent of such notice of such conversion (accompanied by such notice that such certificates have been lost, stolen or destroyed), and the Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time.

(2)

Automatic Conversion of Class B Common Stock Upon Transfer. Each share of Class B Common Stock shall automatically convert into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than to a Permitted Transferee, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Corporation or its transfer agent.

(3)

Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.

C. Preferred Stock. The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the DGCL, as shall be set forth in a certificate of designations adopted by the Board of Directors and filed in accordance with the DGCL.

ARTICLE V

BOARD OF DIRECTORS

A. Number of Directors; Composition of the Board of Directors.

(a)

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Unless and except to the extent that the Bylaws shall so require, the election of Directors need not be by written ballot. Before the Trigger Date, the Board of Directors will consist of a single class of Directors each elected annually at the annual meeting of stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the total number of Directors shall be fixed exclusively by the Board of Directors; provided, however, that before the Trigger Date, stockholders may also fix the number of Directors by resolution adopted by the stockholders by written consent in lieu of a meeting.

B. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect Directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such series of Preferred Stock provided in the applicable certificate of designations adopted by the Board of Directors pursuant to Article IV hereof.

C. Classified Board of Directors. From and after the Trigger Date, the Board of Directors shall be divided into three (3) classes, as nearly equal in number as reasonably practicable, designated Class I, Class II and Class III. Class I Directors shall initially serve until the first annual meeting of stockholders following the Trigger Date; Class II Directors shall initially serve until the second annual meeting of stockholders following the Trigger Date; and Class III Directors shall initially serve until the third annual meeting of stockholders following the Trigger Date. Immediately following the Trigger Date, the Board of Directors is authorized to designate the Directors then in office as Class I Directors, Class II Directors or Class III Directors. Commencing with the first annual meeting of stockholders following the Trigger Date and for each annual meeting of stockholders thereafter, Directors of the class the term of which shall then expire shall be elected to hold office for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such Directors were elected. In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as reasonably practicable, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent director.

D. Vacancy and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall be filled only by the affirmative vote of a majority of the voting power of the remaining Directors then in office, even if less than a quorum of the Board of Directors (excluding the vote of any such Director who has resigned, even if such resignation has not yet become effective); provided, however, that before the Trigger Date, vacancies may also be filled by the stockholders by the affirmative vote of the holders of a majority of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, voting together as a single class. If there are no Directors in office, then an election of Directors may be held in accordance with the DGCL. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any director then in office.

E. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, by the affirmative vote of the holders of seventy-five percent (75%) of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, voting together as a single class; provided, however, that before the Trigger Date, any director may be removed with or without cause by affirmative vote of the holders of a majority of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VI

MEETINGS OF STOCKHOLDERS

A. Annual Meetings. An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, if any, and at such time as the Board of Directors (or its designee) shall determine.

B. Special Meetings. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of the DGCL, special meetings of the stockholders of the Corporation may be called only (1) by or at the direction of the Board of Directors pursuant to the affirmative vote of a majority of the total number of Directors that the Corporation would have if there were no vacancies or (2) by or at the direction of the Chairman or the Chief Executive Officer; provided, however, that before the Trigger Date, special meetings of stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of a majority of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. From and after the Trigger Date, the ability of the stockholders of the Corporation to call a special meeting is specifically denied. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, such holders may call, pursuant to the terms of such series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV hereof, special meetings of holders of such Preferred Stock.

C. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent by such stockholders; provided, however, that before the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent of the holders of a majority of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, acting together as a single class, in lieu of a duly called annual or special meeting of stockholders.

ARTICLE VII

INDEMNIFICATION

A. Limited Liability. To the fullest extent permitted by the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or elimination of this Article VII, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination. Solely for purposes of this Article VII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

B.	Right to Indemnification.

(a)

Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article VII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

(b)

The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors (or its designee) shall determine to be appropriate and authorized by applicable law.

C. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

D. Nonexclusivity of Rights. The rights and authority conferred in this Article VII shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

E. Preservation of Rights. Neither the amendment nor repeal of this Article VII, nor the adoption of any contrary provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, arising out of or related to any event, act or omission that occurred prior to the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE VIII

BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws. The stockholders entitled to vote shall also have the power to make, alter, amend or repeal the Bylaws; provided, however, that from and after the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, voting together as a single class, shall be required to make, alter, amend or repeal the Bylaws.

ARTICLE IX

AMENDMENTS

A. Adoption, Amendment and Repeal of Certificate of Incorporation. Subject to Article IV hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles IV (Section B only), V, VI, VII, VIII, IX or X (or any applicable definitions from Article XII) may be altered, amended or repealed in any respect, nor may any provision or Bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, (i) before the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the total combined voting power of the outstanding Common Stock entitled to vote thereon, voting together as a single class and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total combined voting power of the outstanding Common Stock entitled to vote thereon, voting together as a single class, at a meeting of the stockholders called for that purpose.

B. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE X

DGCL SECTION 203

Until the earlier of the time (i) at which VGP and the VGP Entities, collectively, no longer beneficially own, in the aggregate, at least fifteen percent (15%) of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, and (ii) the Board of Directors has determined that the Corporation will be subject to the restrictions set forth in Section 203 of the DGCL and has given written notice to VGP that the Corporation irrevocably agrees that VGP and the VGP entities shall not be subject to the restrictions on business combinations set forth in Section 203 of the DGCL, the Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 shall not apply to the Corporation. From and after such time, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation; provided that, if the Board of Directors made a determination and provided the notice contemplated by clause (ii) of this Article X, then VGP and the VGP Entities shall not be subject to the restrictions on “interested stockholders” from and after such time.

ARTICLE XI

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought by or on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article XI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and Directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Any Person holding, owning or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

DEFINITIONS

As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another article of this Certificate of Incorporation, the following capitalized terms shall have the following meanings as used herein:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any partner, member, officer or director of such Person.

“beneficial ownership” or “beneficially own” shall have the meaning as defined under Rule 13d-3 and Rule 13d-6 of the Exchange Act.

“Board of Directors” means the board of directors of the Corporation.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as amended from time to time.

“Certificate of Incorporation” means this Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated from time to time.

“Chairman” means the chairperson or, if applicable, any co-chairperson of the Board of Directors.

“Class A Common Stock” has the meaning set forth in Article IV, Section A.

“Class B Common Stock” has the meaning set forth in Article IV, Section A.

“close of business” means 5:00 p.m., New York City time.

“Common Stock” has the meaning set forth in Article IV, Section A.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Corporation” has the meaning set forth in Article I.

“Directors” means the directors of the Corporation.

“Effective Time” means the time that this Certificate of Incorporation filed with the Secretary of State of the State of Delaware became effective in accordance with the DGCL.

“Estate Planning Entity” means with respect to any VGP Owner or any member of the Immediate Family of such VGP Owner, (i) any trust, the beneficiaries of which are primarily such VGP Owner or any member of his or her Immediate Family or (ii) any entity that is primarily owned or controlled, directly or indirectly, by a VGP Owner or member of his or her Immediate Family and/or any of the Persons described in clause (i).

“Immediate Family” means, with respect to any individual, collectively, his or her parents, brothers, sisters, spouse, former spouses, civil union partner, former civil union partner, and lineal descendants (and the estates, guardians, custodians or other legal representatives of any of the foregoing).

“Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

“Permitted Transferee” means, VGP, Robert Pender, Michael Sabel, or any VGP Related Person.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

“Preferred Stock” has the meaning set forth in Article IV, Section A.

“Transfer” of a share of Class B Common Stock means any sale, assignment, transfer or disposition of such share, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that none of the following shall be considered a “Transfer”:

(i) the granting of a revocable proxy to (A) officers or Directors or agents of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or by written consent or (B) any other person with specific direction to vote such shares of Class B Common Stock as directed by the holder of such shares, without discretion, in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy and, if a proxy is granted, whether revocable or irrevocable) solely with holders of Class B Common Stock (in that capacity) that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii) the pledge of shares of Class B Common Stock that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction (it being understood that a foreclosure pursuant to such pledge shall constitute a Transfer);

(iv) entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy and, if a proxy is granted, whether revocable or irrevocable) or any “rollover,” in each case, in connection with any transaction or series of related transactions, or any liquidation, dissolution and winding up of the Corporation that has been approved by the Board of Directors; or

(v) the spouse of any holder of Class B Common Stock possessing or obtaining an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially owned by a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee.

“Trigger Date” means the first time at which either (i) VGP and the VGP Entities, collectively, no longer beneficially own, in the aggregate, more than fifty percent (50%) of the total combined voting power of the outstanding Common Stock entitled to vote generally in the election of Directors, or (ii) the Corporation fails to qualify as a “controlled company” (or similar) under the applicable stock exchange rules and regulations.

“VGP” means Venture Global Partners II, LLC.

“VGP Entities” means any Person that constitutes a Permitted Transferee of VGP.

“VGP Owner” means any individual that is a direct or indirect beneficial owner of VGP.

“VGP Related Person” means any Affiliate of VGP, any member of the Immediate Family of any VGP Owner or any Estate Planning Entities.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation of Venture Global, Inc. has been duly executed by the officer below this [•] day of [•], 2024.

Venture Global, Inc.

By:
Name: [•]
Title: [•]